UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 3, 2023

TRxADE HEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On January 3, 2023, Charles L. Pope resigned as a member of the Board of Directors of TRxADE HEALTH, INC. (“TRxADE”, the “Company”, “we” and “us”), effective on the same date. Mr. Pope indicated that his resignation was not the result of any disagreement with the Company. Prior to his resignation, Mr. Pope served as the Chairman of the Company’s Audit Committee and served on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

Appointment of Director

On January 4, 2023, the Board of Directors of the Company, with the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, appointed Mr. Michael L. Peterson as a member of the Board of Directors, with such appointment to take effect immediately, to fill the vacancy left by Mr. Pope’s resignation. Mr. Peterson previously served as a member of the Board of Directors of the Company from to August 2016 to May 2021.

The Board determined that Mr. Peterson meets the definition of an “independent” director as defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated by NASDAQ and that he is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Peterson was also appointed to serve as the Chairperson of the Board of Director’s Audit Committee and as a member of the Compensation Committee and Nominating and Corporate Governance Committee, effective upon his appointment.

Mr. Peterson will serve as a member of the Board of Directors with a term expiring at the Company’s 2023 annual meeting of the stockholders and until such time as his successor is duly elected and qualified, or until his earlier disability, death, resignation or removal.

There are no family relationships between any director or executive officer of the Company, including Mr. Peterson.

Mr. Peterson is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Mr. Peterson was selected as a director.

It is anticipated that Mr. Peterson will receive cash compensation of $55,000 per year for services on the Board of Directors, and $20,000 per year for services as Chairman of the Audit Committee (each paid 1/4th quarterly), and that the Company will issue Mr. Peterson 100,000 shares of restricted common stock, vesting quarterly over two years (beginning April 1, 2023), as well as options vesting over two years valued at $55,000, which awards remain subject to Board approval, for his services on the Board. All equity awards described above will be issued under a stockholder approved equity incentive plan, and shall be subject to the terms of such plan. It is anticipated that Mr. Peterson will enter into a customary indemnification agreement with the Company.

Mr. Peterson’s biographical information is provided below:

Mr. Peterson, age 60, commenced serving as President, Chief Executive Officer and as a member of the Board of Directors of Lafayette Energy Corp. in April 2022. Since September 2021, Mr. Peterson has served as a member of the Board of Directors, Audit Committee (Chair), Compensation Committee and Nominating and Corporate Governance Committee of Aesther Healthcare Acquisition Corp. (Nasdaq:AEHA), a special purpose acquisition company which has entered into a merger agreement to acquire a biopharmaceutical company and is expected to serve as an independent director of the merged company. Mr. Peterson has served as the president of Nevo Motors, Inc. since December 2020, which was established to commercialize a range extender generator technology for the heavy-duty electric vehicle market but is currently non-operational. Since May 2022, Mr. Peterson has served as a member of the Board of Directors and as the Chairperson of the Audit Committee of Trio Petroleum Corp., an oil and gas exploration and development company which is in the process of going public, since February 2021, Mr. Peterson has served on the board of directors and as the Chairman of the Audit Committee of Indonesia Energy Corporation Limited (NYSE American: INDO). Mr. Peterson previously served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan from June 2018 to June 2021. Mr. Peterson served as an independent member of the Board of Directors of TRxADE HEALTH, Inc. (formerly Trxade Group, Inc.) from August 2016 to May 2021 (Nasdaq:MEDS). Mr. Peterson served as the Chief Executive Officer of PEDEVCO Corp. (NYSE American:PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as Chief Financial Officer of PEDEVCO between July 2012 and May 2016, and as Executive Vice President of Pacific Energy Development (PEDEVCO’s predecessor) from July 2012 to October 2014, and as PEDEVCO’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (NASDAQ:AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high-net-worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

We believe that Mr. Peterson’s significant background in business management and with public corporations and financial planning are a great asset to the Company, and as such, believe that Mr. Peterson is well qualified to serve on the Board of Directors of the Company.

Item 8.01 Other Events.

Effective on January 4, 2023, the holder of 601,740 pre-funded warrants to purchase shares of common stock of the Company which were sold in October 2022, exercised such warrants for nominal consideration. The Company is in the process of issuing the 601,740 shares of common stock due upon exercise thereof to the holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

Date: January 5, 2023	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer